UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 7, 2017

MIRAGE ENERGY CORPORATION
(Exact Name of registrant as specified in its Charter)

Nevada	000-55690	33-123170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Isom Rd., Ste. 306 San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

(210) 858-397

(Registrant’s telephone number, including area code)

________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Item 8.01 Other Events

On July 7, 2017, the Company entered into a Master Services Agreement ("MSA") with a consultant provider of financial consulting services. The consultant will assist the Company in the following areas:

1.	Advise and assist the Company in developing and implementing plans and materials for presenting the Company's projects to the financial communities;
2.	Making introductions to various project financing groups, marketing groups and writers;
3.	Create and maintain Company awareness in the financing community;
4.	Assist the Company geographically with introductions to broker dealers, microcap funds and high net worth individuals.

The MSA requires that the Company publicly disclose the nature of the MSA in its periodic reports. The term of the agreement is three months. The Company has agreed to pay the consultant $50,000 monthly for the term of the agreement. Additionally, the consultant will be granted 250,000 3-Year common stock purchase warrants exercisable at $1.25 per share.

The Company believes that the foregoing financial and other services will greatly benefit its business financing plans which include, but are not limited, to the following:

MIRAGE ENERGY CORPORATION owns WPF Mexico Pipelines S. de R.L. de C.V, CENOTE ENERGY S. de R.L. de C.V. and WPF TRANSMISSION, INC. These subsidiary companies are in the process of preparing to file permits to develop an integrated project consisting of a pipeline and natural gas storage project.

WPF MEXICO PIPELINES is in the process of preparing to file permits to build 235 miles of 36” pipelines capable of transporting one BCF of natural gas into the country of Mexico off two separate bidirectional pipelines (PROGRESSO & ARGUELLES with two international pipeline crossings from Texas into Mexico with capability of delivering 500 MMCF per day each.

WPF TRANSPORTATION, INC. is in the process of preparing to file permits to build 103 miles of 36” of pipelines (THE CONCHO LINE) from Progresso north into Texas to deliver natural gas into Mexico. Which includes two international pipeline crossing with Presidential Permits. One at Progresso and one at Arguelles.

CENOTE ENERGY S. de R.L. de C.V. is in the process of preparing to file permits to build the very first underground natural gas storage facility in the country of Mexico with the capacity to ultimately store 700 BCF +- of natural gas with 70,000 HP of compression facilities. Phase I consists of 12 BCF of cushion gas with 52 BCF of working gas with 3 turns a year. Injection rates into storage will be approximately 700MMCF per day with extraction rates of approximately 600 MMCF per day. Every year volume and cushion gas will be increased until reservoir is fully developed to 700 BCF of gas in storage.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mirage Energy Corporation

Dated: July 12, 2017		/s/ Michael R. Ward
	By:	Michael R. Ward
	Title:	President, CEO

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